The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-190609

Subject to completion, dated November 14, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 26, 2013)

Shares

Common Stock

We are offering to the public [                    ] shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NYSE MKT under the symbol “OGEN.” We have applied to list the shares being sold in this offering on the NYSE MKT. We will bear all costs associated with the offering. Our underwriter is purchasing the shares from us on a firm commitment basis for sale to the public at the offering price.

Intrexon Corporation, a corporation affiliated with Randal J. Kirk and our partner on certain of our development programs, has indicated an interest in purchasing at the public offering price approximately such number of shares of common stock in this offering that would maintain its 25% interest in the Company. However, because indications of interest are not binding agreements or commitments to purchase, Intrexon Corporation may determine to purchase fewer shares than it indicates an interest in purchasing or may determine not to purchase any shares in this offering. It is also possible that Intrexon Corporation could indicate an interest in purchasing more shares of our common stock.

On November 14, 2013, the last reported sale price of our common stock on the NYSE MKT was $2.80 per share. As of October 4, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $33,266,801 based on 10,494,259 shares of our outstanding common stock held by non-affiliates and a price per share of $3.17 on October 4, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date hereof and excluding this offering, we have sold no securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on, and includes, the date of this prospectus supplement.

This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and page 7 of the accompanying prospectus.

We have engaged Griffin Securities, Inc. as our exclusive underwriter in connection with this offering. See “Underwriting” beginning on page S-10 of this prospectus for more information regarding our arrangements with the underwriter.

The following table shows the per share and total public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering:

Offering price	$	[ ]	$	[ ]
Underwriting discounts and commissions (1)	$	[ ]	$	[ ]
Proceeds, before expenses, to Oragenics, Inc.	$	[ ]	$	[ ]

(1)	In addition, we have agreed to reimburse the underwriter for certain of its expenses as described under “Underwriting” in this prospectus supplement.

Delivery of the shares is expected to be made on or about November [    ], 2013, subject to the satisfaction of certain conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

GRIFFIN SECURITIES, INC.

The date of this prospectus supplement is November [    ], 2013

Prospectus supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-190609) that we filed with the Securities and Exchange Commission (SEC) on August 14, 2013 and that was declared effective on August 26, 2013. Under this registration statement, we may sell any combination of the securities described in such registration statement from time to time, either separately or in units, in one or more offerings. Together, these offerings (including any offerings under this prospectus) may total up to $30.0 million.

References to, “we,” “us,” “our company,” “Oragenics,” the “Company,” and similar terms refer to Oragenics, Inc., a Florida corporation, unless the context otherwise requires.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein.

The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date— for example, a document incorporated by reference in the accompanying prospectus— the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or free writing prospectus, if any, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include, but are not limited to, statements about:

•	the success of our clinical trials, research and development activities, the development of a viable commercial product, and the speed with which regulatory authorizations and product launches may be achieved;

•	whether or not a market for our product develops, and, if a market develops, the rate at which it develops;

•	our ability to successfully sell or license our products if a market develops;

•	our ability to attract and retain qualified personnel to implement our business plan and corporate growth strategies;

•	our ability to develop sales, marketing, and distribution capabilities;

•	our ability to obtain reimbursement from third party payers for our proposed products if they are developed;

•	the accuracy of our estimates and projections;

•	our ability to secure additional financing to fund our short-term and long-term financial needs;

•	changes in our business plan and corporate strategies;

•	risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates; and

•	other risks and uncertainties discussed in greater detail in the section captioned “Risk Factors.”

Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this report or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus may not contain all of the information that is important to you. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying base prospectus when making an investment decision.

Our Business

We are a healthcare company focused primarily on developing novel antibiotics and oral health products. Within oral health we are marketing our oral health probiotics blend, ProBiora3 to consumers and to dental professionals. We also maintain a suite of other technologies stemming from several years of our research efforts in the oral health space.

Our Antibiotics

Members of our scientific team discovered that a certain bacterial strain produces MU1140, a molecule belonging to the novel class of antibiotics known as lantibiotics. Lantibiotics, such as MU1140, are highly modified peptide antibiotics made by a small group of Gram positive bacterial species. Approximately 60 lantibiotics have been discovered since 1927 when the first lantibiotic, Nisin, was discovered. Lantibiotics are generally recognized to be potent antibiotic agents.

We have performed preclinical testing on MU1140, which has demonstrated the molecule’s novel mechanism of action. MU1140 has proven active preclinically against all Gram positive bacteria against which it has been tested, including those responsible for a number of healthcare associated infections, or HAIs. The most common HAIs are caused by drug-resistant bacteria, including methicillin-resistant Staphylococcus aureus, or MRSA, vancomycin-resistant Enterococcus faecalis, or VRE; and Clostridium difficile, or C. diff. We believe the need for novel antibiotics is increasing as a result of the growing resistance of target pathogens to existing Food and Drug Administration (“FDA”) approved antibiotics on the market.

The challenge presented by lantibiotics is that they have been difficult to investigate for their clinical usefulness as a therapeutic agent in the treatment of infectious diseases due to a general inability to produce or synthesize sufficient quantities of pure amounts of any of these molecules. Standard fermentation methods are used to make a variety of currently marketed antibiotics. When such fermentation methods are used to make lantibiotics the result is the production of only minute amounts of the lantibiotic.

In order to meet the challenge associated with producing sufficient quantities of MU1140 for our clinical trials and ultimately our commercialization efforts, we are pursuing the following path:

•	In June 2012, we entered into a worldwide exclusive channel collaboration (“ECC”) agreement with Intrexon Corporation (“Intrexon”) for the development and commercialization of the native strain of MU1140 using Intrexon’s advanced transgene and cell engineering platforms (the “Lantibiotic ECC”). We expect to pursue our research and development efforts with Intrexon in accordance with the terms of the ECC on the development of the MU1140 molecule and potential derivatives of the molecule.

We have previously performed preclinical testing on native MU1140 and such testing has demonstrated the molecule’s novel mechanism of action. We have begun limited preclinical activities on MU1140 developed under the Lantibiotic ECC with Intrexon, in the second half of 2013. These preclinical activities are expected to include toxicity results, pharmacokinetic studies, and efficacy studies in animals. This work will be done solely by us through the use of outside contractors. Pursuit of clinical trials toward the goal of ultimately obtaining regulatory approval will depend upon further successful advancements in our research collaboration efforts with Intrexon and our efforts to have additional product manufactured. Developments from these efforts will dictate our regulatory path. If our preclinical work is successful, we would expect to file an Investigational New Drug application with the FDA by the first quarter of 2015.

Through our work with Intrexon, we have been able to produce an exponential increase in the fermentation titer of the target compound MU1140 and the discovery of a new purification process for MU1140. We believe these developments represent progress toward our goal of commercial production of sufficient quantities of MU1140 and deliver a step in validating the lantibiotics platform targeting infectious diseases. Previously, the ability to manufacture MU1140 by fermentation was originally thought not to be commercially feasible due to low titers and difficulties in purification. In addition to the optimization of fermentation and purification strategies, we are working to leverage Intrexon’s genetic and cell engineering expertise to produce analogs of MU1140 toward the goal of establishing a pipeline of new lantibiotics.

Manufacturing requirements and methods for producing MU1140, or an analog, will primarily be dependent upon the end results of our efforts under the ECC with Intrexon. We are actively seeking a third party manufacturer to produce additional quantities of MU1140, or a designated analog, based upon the developments achieved from our work with Intrexon. The additional quantities of MU1140, or a designated analog, are needed for the consummation and pursuit of our preclinical testing activities.

We also produced a synthetic version of MU1140 known as MU1140-S. We created MU1140-S using our patented, novel organic chemistry synthesis platform known as DPOLT (Differentially Protected Orthogonal Lanthionine Technology). We engaged Bachem Americas, Inc. (“Bachem”), a peptide synthesis manufacturing company to assist us with research on producing greater amounts of MU1140-S. While the work performed by Bachem generated improvements in the yield of components necessary to synthesize MU1140-S, further research was determined to be needed, which was beyond the scope of our initial agreement with Bachem. While we continue to pursue this research internally through the use of existing grant funds, at this time our primary focus is with ongoing research and development efforts with Intrexon.

Our Probiotic Products

We are marketing a variety of probiotic products that we developed. Our probiotic products contain the active ingredient ProBiora3, a patented blend of oral care probiotics that promote fresher breath, whiter teeth and support overall oral health. We have conducted scientific studies on ProBiora3 in order to market our products under self-affirmed Generally Recognized As Safe status (“GRAS”). We sell our ProBiora3 products through multiple distribution channels. We continue to seek improvement in the performance of our oral care probiotics business and consistent with these efforts:

•	We are focusing our efforts on our direct-to-consumer channel, including internet, as well as on our Dental channel, which entails distribution to dentists throughout the United States; and

•	To better serve our customers, we continue to evaluate new delivery systems, which we believe will enable us to deliver ProBiora3 to new markets and end-users.

In order to better understand and define our customer base, we conducted detailed market research utilizing outside consultants at the end of 2012. The goal of the research was to develop a plan to improve market awareness and sales of our oral probiotic product line. The effort produced strategic marketing and sales plans that we have begun to implement. The initial implementation of our new sales approach commenced at the end of the quarter ended June 30, 2013 and as such, continues to be in a roll-out mode. The results for the September 30, 2013 quarter have not met expectations. While more time is needed for the expected benefits of the marketing plan to materialize, we expect to review the results and efforts undertaken to date toward the goal of making changes to improve our results. Our quarter over quarter sales of our probiotic product lines may fluctuate. We believe that the successful execution of our marketing plans can lead to improved probiotic sales on a year over year sales basis.

We initiated two, double blinded randomized, placebo controlled clinical studies, one at the University of Washington and the other at Loma Linda University in California, that we believe could allow us to enhance the claims we can make about our ProBiora3 products and assist us in registering the product for commercial sale in the European Union. Review of the baseline clinical and microbial data from these studies did not demonstrate support for enhanced claims. We believe the results were attributable to the enrollment of test subjects with better than average oral health, which created a situation where there was little or no room for demonstrating an improvement in clinical indices. We have determined that it is more cost effective to terminate these studies and transition our clinical efforts and resources to a more standardized oral care clinical study design capable of demonstrating a product benefit. We, however, continue supporting a two-year study in children in Scandinavia.

Other Product Candidates and Technologies

We also possess and have developed other product candidates and technologies that originated from the discoveries of our scientific team. These other product candidates and technologies include our SMaRT Replacement Therapy, our weight loss agent, LPT3-04, and DPOLT, which was specifically designed as a methodology for synthesizing lantibiotics using traditional organic chemistry techniques. We continue to consider and evaluate opportunities that could promote the advancement of our other product candidates and technologies. We believe our other product candidates and technologies could provide potential partnership opportunities for us. For our product candidates and technologies, we expect to devote limited financial resources toward continued research and development while exploring the possibilities for outlicensing such product candidates or entering into partnerships or collaborative arrangements for the further development of such product candidates.

Our SMaRT Replacement Therapy. Our SMaRT Replacement Therapy is based on the creation of a genetically modified strain of bacteria that colonizes in the oral cavity and replaces native bacteria that cause tooth decay. Our SMaRT Replacement Therapy product candidate is designed to be a painless, one-time, five-minute topical treatment applied to the teeth that has the potential to offer lifelong protection against dental caries, or tooth decay. While we commenced a Phase 1b clinical trial for SMaRT Replacement Therapy during the first quarter of 2011, the very restrictive study enrollment criteria required by the FDA made the enrollment of candidates meeting the restrictive criteria difficult. Due to the enrollment difficulty we encountered with our initial Phase 1a clinical trial and now with our phase 1b clinical trial, we determined to discontinue pursuit of our Phase 1b clinical trial and instead focus our efforts on possible partnering opportunities that may exist for our SMaRT Replacement Therapy.

Our Weight Loss Agent-LPT3-04. LPT3-04 is a naturally occurring compound that is normally consumed in the human diet in small amounts. In the course of our SMaRT Replacement Therapy research, our scientific team also discovered that consumption of a significant amount of LPT3-04 resulted in dose-dependent weight loss in experimental animal models. We have filed a patent application for use of LPT3-04 for weight regulation with the United States Patent Office. We believe this product candidate is positioned for collaboration, or outlicensing opportunities, which we may pursue.

As of September 30, 2013, we had an accumulated deficit of $(67,075,781) and we have yet to achieve profitability. We incurred net losses of $12,989,419 and $11,101,620 for the nine months ended September 30, 2013 and 2012, respectively, and $13,090,446 and $7,678,868 for the years ended December 31, 2012 and 2011, respectively. We expect to incur significant and increasing operating losses for the foreseeable future as we seek to advance our product candidates through preclinical testing and clinical trials to ultimately obtain regulatory approval and eventual commercialization. We are continuing our efforts to raise additional capital. Adequate additional funding may not be available to us on acceptable terms, or at all. We expect that research and development expenses will increase along with general and administrative costs, as we grow and operate our business. There can be no assurance that additional capital will be available to us on acceptable terms, if at all.

Recent Developments

The Intrexon Probiotic ECC Transaction

On September 30, 2013, the Company entered into a new ECC agreement (the “Probiotics ECC”) with Intrexon that governs a “channel collaboration” arrangement in which the Company will use Intrexon’s proprietary technology relating to the identification, design and production of genetically modified cells, DNA vectors and in vivo control of expression (the “Technology”) for the development and commercialization of probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease (collectively, the “Probiotics Program”). The Probiotics ECC provides for the establishment of committees comprised of Company and Intrexon representatives that will govern activities related to the Probiotics Program in the areas of project establishment, chemistry, manufacturing and controls matters, clinical and regulatory matters, commercialization efforts and intellectual property matters.

The Probiotics ECC grants the Company an exclusive worldwide license to utilize Intrexon’s Technology to develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus (“Company Products”). Such license is exclusive with respect to any clinical development, selling, offering for sale or other commercialization of Company Products, and otherwise is non-exclusive. Subject to limited exceptions, the Company may not sublicense the rights described without Intrexon’s written consent.

Under the Probiotics ECC, and subject to certain exceptions, the Company is responsible for, among other things, funding the further anticipated development of probiotics toward the goal of commercialization, conducting preclinical and clinical development of candidate probiotics, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Intrexon is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

The Company will pay Intrexon 10% of the net sales derived from the sale of products developed from the exclusive channel collaboration relating to the Probiotics Program. The Company has likewise agreed to pay Intrexon a percentage of revenue obtained from a sublicensee in the event of a sublicensing arrangement. The percentage of the revenue to be paid will be determined at the time that a sublicense agreement is negotiated.

The Company may voluntarily terminate the Probiotics ECC upon 90 days written notice to Intrexon. Intrexon may also terminate the Probiotics ECC if the Company breaches the Probiotics ECC and fails to cure the breach within 60 days or the Company does not pursue development of the Superior Therapy under the probiotics identified by Intrexon that is a “Superior Therapy” as defined in the Probiotics ECC.

Upon termination of the Probiotics ECC, the Company may continue to develop and commercialize any Company Product that, at the time of termination, satisfies at least one of the following criteria:

•	commercialized by the Company;

•	approved by regulatory authorities;

•	a subject of an application for regulatory approval that is pending before the applicable regulatory authority; or

•	the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the field of the Probiotics Program.

In addition, in partial consideration for each party’s execution and delivery of the Probiotics ECC, the Company entered into a Stock Purchase and Issuance Agreement and a First Amendment to the Stock Purchase and Issuance Agreement (collectively the “SPIA”) with Intrexon. Pursuant to the SPIA, the Company paid Intrexon an up-front technology access fee of $6,000,000 (the “Technology Access Fee”) in consideration for the execution of the Probiotics ECC. The Technology Access Fee was paid to Intrexon by the Company through the (i) issuance of 1,348,000 shares of the Company’s common stock (the “Technology Access Shares”), and (ii) a convertible promissory note in the amount of $1,956,000 which is payable, at the Company’s option, in cash or shares of Company common stock (the “Convertible Note”). The Convertible Note matures on December 31, 2013 and requires the Company to obtain shareholder approval prior to conversion of the Convertible Note. The conversion price is equal to the closing price per share of the Company’s common stock on the last trading day immediately prior to the date of conversion. The Company sold to Intrexon 1,300,000 shares of the Company’s common stock at a price per share of $3.00 for gross proceeds of $3,900,000. The Company intends to use the proceeds from this sale of common stock towards development of the Company’s key initiatives relating to the Probiotics Program, and general corporate purposes.

Under the SPIA and as part of the Probiotics ECC, the Company has also agreed to make certain payments to Intrexon upon the Company’s achievement of designated milestones. The milestone payments are each payable to Intrexon, at the Company’s election (subject to an election right of Intrexon if the milestone is achieved by a sublicensee), either in cash or in shares of Company common stock (using the fair market value of the shares to calculate the number of shares to be issued to Intrexon in lieu of cash). The Commercialization Milestone Events and amounts payable are as follows:

•	$2,000,000 within thirty (30) days of the dosing of a patient by or on behalf of the Company, or an Affiliate (as that term is defined in the Probiotics ECC) or permitted sublicensee of the Company, in a phase II clinical trial, whether such occurs in the United States of America under the jurisdiction of the United States Food and Drug Administration (“FDA”) or elsewhere under the jurisdiction of a foreign regulatory agency, for a Company Product;

•	$5,000,000 within thirty (30) days of the first meeting of the primary endpoint by or on behalf of the Company, or an Affiliate or permitted sublicensee of the Company, in a phase III clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for a Company Product;

•	$10,000,000 within thirty (30) days of the first to occur of (a) the First Commercial Sale (as that term is defined in the Probiotics ECC) of a Company Product, or (b) the approval of a New Drug Application (as that term is defined in the Probiotics ECC) for a Company Product by the FDA or equivalent regulatory action in a foreign jurisdiction.

Lantibiotic ECC

On October 31, 2103, the Company announced that through its Lantibiotic ECC with Intrexon, it has successfully engineered a genetically-modified (GM) host to generate analogs of the Company’s lead lantibiotic compound MU1140. The successful production of the first generation analogs using the GM host demonstrates significant progress and proof-of-concept toward the eventual production of a pipeline of novel antibiotics.

Corporate Information

We were incorporated in November 1996 and commenced operations in 1999. We consummated our initial public offering in June 2003. Our executive office is located at, 4902 Eisenhower Boulevard, Suite 125 Tampa, Florida, 33634 and our research facilities are located at 13700 Progress Boulevard, Alachua, Florida 32615. Our telephone number is (813) 286-7900 and our website is http://www.oragenics.com. Information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus and should not be relied on in connection with this offering.

THE OFFERING

Common stock we are offering	[ ] shares of common stock

Common stock to be outstanding after this offering(1)	[ ] shares of common stock

NYSE MKT symbol	“OGEN”.

Intrexon Participation	Intrexon Corporation, a corporation affiliated with Randal J. Kirk and our partner on certain of our development programs, has indicated an interest in purchasing in this offering at the public offering price approximately such number of shares that would maintain its 25% ownership interest in the Company. However, because indications of interest are not binding agreements or commitments to purchase, Intrexon Corporation may determine to purchase fewer shares than it indicates an interest in purchasing or may determine not to purchase any shares in this offering. It is also possible that Intrexon Corporation could indicate an interest in purchasing more shares of our common stock. In the event that Intrexon confirms its interest, we will request that the underwriter offer to Intrexon such percentage of the common stock offered in this offering.

Use of proceeds	We intend to use the net proceeds of this offering for continued development of our lantibiotics program and for general corporate purposes. See “Use of proceeds.”

Risk Factors	Investing in our stock involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement and accompanying prospectus, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 30,506,685 shares outstanding as of November 14, 2013 and excludes as of such date:

•	3,354,934 common shares reserved for issuance upon the exercise of current outstanding options, warrants, and convertible securities at a weighted-average exercise price of $2.47.

•	2,267,352 common shares reserved for issuance pursuant to future awards under our incentive stock plans.

RISK FACTORS

Your investment in our shares of common stock is subject to certain risks. This prospectus does not describe all of those risks. You should consult your own financial and legal advisors about the risks entailed by an investment in our shares of common stock and the suitability of your investment in our shares of common stock in light of your particular circumstances. For a discussion of some of the factors you should carefully consider before deciding to purchase any of our shares of common stock that may be offered, please read “Risk Factors” described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The public offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to our offering. Therefore, if you purchase our common stock in this offering, you will incur immediate dilution of [            ] in net tangible book value per share from the price you paid. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

USE OF PROCEEDS

We intend to invest the net proceeds in money market funds and/or short-term investment-grade securities until we are ready to use them. We intend to use the net proceeds from the sale of the securities covered by this prospectus for continued development of our lantibiotics program and general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies or businesses and investments.

The amounts and timing of these expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, actions of regulatory authorities, technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

DIVIDEND POLICY

We have never paid or declared cash dividends on our common stock, and we do not intend to pay or declare cash dividends on our common stock in the foreseeable future.

DILUTION

Our net tangible book value as of September 30, 2013 was approximately $4,362,391 million, or approximately $0.14 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of September 30, 2013. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of [    ],000,000 shares of common stock in this public offering at a public offering price of $[            ] per share, and after deducting underwriting commissions and estimated offering expenses payable by us of approximately $[            ], our as adjusted net tangible book value as of September 30, 2013 would have been approximately $[            ] million, or approximately $[            ] per share. This represents an immediate dilution of $[            ] per share to new investors purchasing shares of common stock in this public offering. The following table illustrates this dilution:

Offering price per share		$

$
Net tangible book value per share as of September 30, 2013	$
Increase in net tangible book value per share attributable to new investors	$

As adjusted, net tangible book value per share as of September 30, 2013 after giving effect to this public offering		$

Dilution per share to new investors		$

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 30,168,613 shares of common stock issued and outstanding as of September 30, 2013 and exclude:

•	3,354,934 common shares reserved for issuance upon the exercise of current outstanding option, warrants and convertible securities at a weighted-average exercise price of $2.47.

•	2,689,711 common shares reserved for issuance pursuant to future awards under our 2012 Equity Incentive Plan (“2012 Plan”).

•	Any shares that may be issued contingent upon the achievement of milestones under the term of our Probiotic ECC and Lantibiotic ECC agreement.

•	Any shares that may be issued upon conversion of the Convertible Note.

The foregoing discussion and table also exclude the following stock and option transactions that were entered into subsequent to September 30, 2013:

•	422,359 common shares awarded under our 2012 Plan pursuant to our long term incentive program for executive officers and non-employee directors due to the achievement of a previously designated performance goal which resulted in a decrease in common shares reserved for issuance pursuant to future awards under our 2012 Plan.

UNDERWRITING

We have entered into an underwriting agreement with Griffin Securities, Inc., acting as our underwriter, with respect to the shares of common stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us [            ] shares for sale to the public at the offering price. The underwriter is committed to purchase all the shares if they purchase any shares. The underwriting agreement provides that the obligation of the underwriter to purchase the shares is subject to certain conditions precedent, including but not limited to delivery of legal opinions and auditor comfort letters.

The underwriter has advised us that it proposes to offer the shares to institutional and retail investors at the offering price set forth on the cover page of this prospectus supplement. In connection with the purchase of the shares by the underwriter, we will sell the shares to the underwriter at a discount equal to 7.75%. In addition, we have agreed to reimburse the underwriter for its expenses up to an amount equal to $50,000.

The following table shows the per share and total public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering:

	Per Share			Total
Public offering price	$	[	]	$	[	]
Underwriting discounts and commissions paid by us (1)	$	[	]	$	[	]
Proceeds to us, before expenses	$	[	]	$	[	]

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $250,000.

We have agreed to indemnify the underwriter against certain specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

The underwriter has provided in the past to us and may provide from time to time in the future certain financial advisory, investment banking and other services for us and in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The Underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, it may engage in transactions, including stabilizing bids which may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. A stabilizing bid is a bid for the purchase of shares on behalf of the Underwriter for the purpose of fixing or maintaining the price of the shares. Neither we, nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The Underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on Internet websites maintained by the underwriter of this offering and may be made available on websites maintained by other dealers. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by any dealer is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus form a part.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Shumaker, Loop & Kendrick, LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing Mayer Hoffman McCann P.C. has no interest in the shares being registered in this filing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

In addition, we maintain a web site that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our web site is www.oragenics.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC, excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 26, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 201; for the quarter ended June 30, 2013 filed with the SEC on August 12, 2013 and for the quarter ended September 30, 2013 filed with the SEC on October 25, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 17, 2012;

•	Our Current Reports on Form 8-K, filed February 15, 2013, April 8, 2013 and April 23, 2013, June 10, 2013, September 12, 2013, October 1, 2013, October 18, 2013, October 22, 2013 and October 31, 2013.

•	The description of our common stock set forth in our registration statement on Form 8-A12B, filed April 8, 2013.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

Attention: Investor Relations

Phone: (813) 276-7900

PROSPECTUS

$30,000,000

Common Stock

Warrants

Units

From time to time, we may offer, issue and sell up to $30,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. This prospectus provides you with a general description of the securities.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the NYSE MKT under the symbol “OGEN.” The last reported sale price of our common stock on August 9, 2013 was $3.30 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

As of August 9, 2013, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $34,609,495, which was calculated based on 10,487,726 shares of our outstanding common stock held by non-affiliates and on a price of $3.30 per share, the last reported sale price for our common stock on August 9, 2013. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer.

Until such time, if ever, as we are eligible to use General Instruction I.B.1. of Form S-3, pursuant to General Instruction I.B.6. of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell, via a primary offering, a maximum amount of securities equal to one-third of the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates of our company in any twelve month period.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We also may add, update or change, in the prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus, before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different or additional information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus or any sale of a security. Our business, financial condition, results of operations and prospectus may have changed since those dates.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus before making any investment decision.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Oragenics” the “Company,” “we,” “our” and “us” or similar references mean Oragenics, Inc. When we refer to “you,” we mean the holders of the applicable securities.

Overview

We are a healthcare company focused primarily on developing novel antibiotics and oral health products. Within oral health we are marketing our oral health probiotics blend, ProBiora3 to consumers and to dental professionals. We also maintain a suite of other technologies stemming from several years of our research efforts in the oral health space.

Our Antibiotics

Members of our scientific team discovered that a certain bacterial strain produces MU1140, a molecule belonging to the novel class of antibiotics known as lantibiotics. Lantibiotics, such as MU1140, are highly modified peptide antibiotics made by a small group of Gram positive bacterial species. Approximately 60 lantibiotics have been discovered since 1927 when the first lantibiotic, Nisin, was discovered. Lantibiotics are generally recognized to be potent antibiotic agents.

We have performed preclinical testing on MU1140, which has demonstrated the molecule’s novel mechanism of action. MU1140 has proven active preclinically against all Gram positive bacteria against which it has been tested, including those responsible for a number of healthcare associated infections or HAIs. The most common HAIs are caused by drug-resistant bacteria, including methicillin-resistant Staphylococcus aureus, or MRSA, vancomycin-resistant Enterococcus faecalis, or VRE; and Clostridium difficile, or C. diff. We believe the need for novel antibiotics is increasing as a result of the growing resistance of target pathogens to existing FDA approved antibiotics on the market.

The challenge presented by lantibiotics is that they have been difficult to investigate for their clinical usefulness as a therapeutic agent in the treatment of infectious diseases due to a general inability to produce or synthesize sufficient quantities of pure amounts of any of these molecules. Standard fermentation methods are used to make a variety of currently marketed antibiotics. When such fermentation methods are used to make lantibiotics the result is the production of only minute amounts of the lantibiotic.

In order to meet the challenge associated with producing sufficient quantities of MU1140 for our clinical trials and ultimately our commercialization efforts, we are currently pursuing the following path:

•	In June 2012, we entered into a worldwide exclusive collaboration agreement (ECC) with Intrexon Corporation (Intrexon) for the development and commercialization of the native strain of MU1140 using Intrexon’s advanced transgene and cell engineering platforms. We expect to pursue our research and development efforts with Intrexon in accordance with the terms of the ECC on the development of the MU1140 molecule and potential derivatives of the molecule.

We have previously performed preclinical testing on native MU1140 and such testing has demonstrated the molecule’s novel mechanism of action. We expect to begin preclinical activities on either native MU1140, or an analog developed under the ECC with Intrexon, in the second half of 2013. These preclinical activities are expected to include toxicity results, pharmacokinetic studies, and efficacy studies in animals. This work will be done solely by us through the use of outside contractors. Pursuit of clinical trials toward the goal of ultimately obtaining regulatory approval will depend upon further successful advancements in our research collaboration efforts with Intrexon and our efforts to have additional product manufactured. Developments from these efforts will dictate our regulatory path. If our preclinical work is successful, we would expect to file an Investigational New Drug application with the FDA by the first quarter of 2015.

Through our work with Intrexon, we have been able to produce an exponential increase in the fermentation titer of the target compound MU1140 and the discovery of a new purification process for MU1140. We believe these developments represent progress toward our goal of commercial production of sufficient quantities of MU1140 and deliver a step in validating the lantibiotics platform targeting infectious diseases. Previously, the ability to manufacture MU1140 by fermentation was originally thought not to be commercially feasible due to low titers and difficulties in purification. In addition to the optimization of fermentation and purification strategies, we are working to leverage Intrexon’s genetic and cell engineering expertise to produce analogs of MU1140 toward the goal of establishing a pipeline of new lantibiotics.

Manufacturing requirements and methods for producing MU1140, or an analog, will primarily be dependent upon the end results of our efforts under the ECC with Intrexon. We are actively seeking a third party manufacturer to produce additional quantities of MU1140, or a designated analog, based upon the developments achieved from our work with Intrexon. The additional quantities of MU1140, or a designated analog, are needed for the consummation and pursuit of our preclinical testing activities.

We also produced a synthetic version of MU1140 known as MU1140-S. We created MU1140-S using our patented, novel organic chemistry synthesis platform known as DPOLT (Differentially Protected Orthogonal Lanthionine Technology). We engaged Bachem Americas, Inc. (“Bachem”), a peptide synthesis manufacturing company to assist us with research on producing greater amounts of MU1140-S. While the work performed by Bachem generated improvements in the yield of components necessary to synthesize MU1140-S, further research was determined to be needed, which was beyond the scope of our initial agreement with Bachem. While we continue to pursue this research internally through the use of existing grant funds, at this time our primary focus is with the ongoing research and development efforts with Intrexon.

Our Probiotic Products

We are marketing a variety of probiotic products that we developed. Our probiotic products contain the active ingredient ProBiora3, a patented blend of oral care probiotics that promote fresher breath, whiter teeth and support overall oral health. We have conducted scientific studies on ProBiora3 in order to market our products under self-affirmed Generally Recognized As Safe status, or GRAS. We sell our ProBiora3 products through multiple distribution channels. We continue to seek improvement in the performance of our oral care probiotics business and consistent with these efforts:

•	We are focusing our efforts on our direct-to-consumer channel, including internet, as well as on our Dental channel, which entails distribution to dentists throughout the United States.

•	To better serve our customers, we continue to evaluate new delivery systems which we believe will enable us to deliver ProBiora3 to new markets and end-users;

In order to better understand and define our customer base, we conducted detailed market research utilizing outside consultants at the end of 2012. The goal of the research was to develop a plan to improve market awareness and sales of our oral probiotic product line. The effort produced strategic marketing and sales plans that we have begun to implement. The initial implementation of our new sales approach commenced during the quarter ended June 30, 2013 and as such, was in, and continues to be a in a roll-out mode. While results for the June 30, 2013 quarter have not met expectations, management believes more time is needed for the expected benefits of the marketing plan to materialize. Our quarter over quarter sales of our probiotic product lines may fluctuate. We believe that the successful execution of our marketing plans can lead to improved probiotic sales on a year over year sales basis.

We initiated two, double blinded randomized, placebo controlled clinical studies one at the University of Washington and the other at Loma Linda University in California that we believe could allow us to enhance the claims we can make about our ProBiora3 products and assist us in registering the product for commercial sale in the European Union. Review of the baseline clinical and microbial data from these studies did not demonstrate support for enhanced claims. We believe the results were attributable to the enrollment of test subjects with better than average oral health which created a situation where there was little or no room for demonstrating an improvement in clinical indices. We have determined that it is more cost effective to terminate these studies and transition our clinical efforts and resources to a more standardized oral care clinical study design capable of demonstrating a product benefit. We, however, continue supporting a two-year study in children in Scandinavia.

Other Product Candidates and Technologies

We also possess and have developed other product candidates and technologies that originated from the discoveries of our scientific team. These other product candidates and technologies include our SMaRT Replacement Therapy, our weight loss agent, LPT3-04, DPOLT which was specifically designed as a methodology for synthesizing lantibiotics using traditional organic chemistry techniques. We continue to consider and evaluate opportunities that could promote the advancement of our other product candidates and technologies. We believe our other product candidates and technologies could provide potential partnership opportunities for us. For our product candidates and technologies we expect to devote limited financial resources toward continued research and development while exploring the possibilities for outlicensing such product candidates or entering into partnerships or collaborative arrangements for the further development of such product candidates.

Our SMaRT Replacement Therapy. Our SMaRT Replacement Therapy is based on the creation of a genetically modified strain of bacteria that colonizes in the oral cavity and replaces native bacteria that cause tooth decay. Our SMaRT Replacement Therapy product candidate is designed to be a painless, one-time, five-minute topical treatment applied to the teeth that has the potential to offer lifelong protection against dental caries, or tooth decay. While we commenced a Phase 1b clinical trial for SMaRT Replacement Therapy during the first quarter of 2011, the very restrictive study enrollment criteria required by the FDA made the enrollment of candidates meeting the restrictive criteria difficult. Due to the enrollment difficulty we encountered with our initial our Phase 1a clinical trial and now with our phase 1b clinical trial, we determined to discontinue pursuit of our Phase 1b clinical trial and instead focus our efforts on possible partnering opportunities that may exist for our SMaRT Replacement Therapy.

Our Weight Loss Agent-LPT3-04. LPT3-04 is a naturally occurring compound that is normally consumed in the human diet in small amounts. In the course of our SMaRT Replacement Therapy research, our scientific team also discovered that consumption of a significant amount of LPT3-04 resulted in dose-dependent weight loss in experimental animal models. We have filed a patent application for use of LPT3-04 for weight regulation with the United States Patent Office. We believe this product candidate is positioned for collaboration, or outlicensing opportunities, which we may pursue.

Corporate and Other Information

We were incorporated in November 1996 and commenced operations in 1999. We consummated our initial public offering in June 2003. We have devoted substantially all of our available resources to the commercialization of our ProBiora3 products as well as our discovery efforts comprising research and development, clinical trials for our product candidates, protection of our intellectual property and the general and administrative support of these operations. We have generated limited revenues from grants and ProBiora3 product sales through December 31, 2012, and have principally funded our operations through the sale of debt and equity securities, including the exercise of warrants issued in connection with these financing transactions. Prior to 2008 our revenues were derived solely from research grants. Since 2008, our revenues have also included sales of our ProBiora3 products, which we initiated in late 2008. Our net revenues were $344,075 and $636,934 for the six months ended June 30, 2013 and 2012, respectively, and $1,331,764 and $1,444,447 for the years ended December 31, 2012 and 2011, respectively.

As of June 30, 2013, we had an accumulated deficit of $57,750,357 and we have yet to achieve profitability. We incurred net losses of $3,663,995 and $8,545,679 for the six months ended June 30, 2013 and 2012, respectively, and $13,090,446 and $7,678,868 for the years ended December 31, 2012 and 2011, respectively. We expect to incur significant and increasing operating losses for the foreseeable future as we seek to advance our product candidates through preclinical testing and clinical trials to ultimately obtain regulatory approval and eventual commercialization. We are continuing our efforts to raise additional capital. Adequate additional funding may not be available to us on acceptable terms, or at all. We expect that research and development expenses will increase along with general and administrative costs, as we grow and operate our business. There can be no assurance that additional capital will be available to us on acceptable terms, if at all.

Our executive office is located at, 4902 Eisenhower Boulevard, Suite 125 Tampa, Florida, 33634 and our research facilities are located at 13700 Progress Boulevard, Alachua, Florida 32615. Our telephone number is (813) 286-7900 and our website is http://www.oragenics.com. Information on, or that can be accessed through, our website is not part of this prospectus and should not be relied on in connection with this offering.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2012. For instructions on how to find copies of these documents, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

We may offer shares of our common stock, warrant shares of our common stock to purchase, either individually or in combination, and/or units consisting of some or all of such securities for total gross proceeds of up to $30.0 million, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about our current views with respect to our business strategy, business plan and research and development activities, our future financial results and other future events.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend” or “certain” or the negative of these terms and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and from our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any applicable supplement to this prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” and “Information Incorporated by Reference” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

We caution investors that any forward-looking statements presented in this prospectus or the documents incorporated by reference, or those which we may make orally or in writing from time to time, are based on our beliefs and assumptions, as well as information currently available to us. Such statements are based on assumptions and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include the following:

•	an inability to obtain the capital necessary to fund our operations and research and development activities;

•	if we raise additional capital it may be on terms that result in substantial dilution to our existing shareholders;

•	success, timing and expenses of our collaboration efforts with Intrexon and expected clinical trials;

•	a failure to expand our research activities with Intrexon relating to lantibiotics for infectious diseases;

•	a failure to continue to undertake preclinical development and clinical trials for our product candidates;

•	a failure to increase sales of our ProiBiora3 products;

•	orders we receive for our consumer and professional products may be subject to terms and conditions that could result in their cancellation or the return of products to us;

•	a failure of our product candidates to be demonstrably safe and effective;

•	a failure to obtain regulatory approval for our products or to comply with ongoing regulatory requirements;

•	a lack of acceptance of our product candidates in the marketplace;

•	an inability to enter into strategic collaborations or partnerships for the development, commercialization, manufacturing and distribution of our other product candidates or maintain strategic collaborations or partnerships;

•	a failure by us to become or remain profitable;

•	an inability to improve upon, protect and/or enforce our intellectual property; and

•	a loss of any of our key scientists or management personnel.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and any applicable prospectus supplement.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereunder for our ongoing clinical development of lantibiotics, probiotics sales and marketing and for general corporate purposes, including research and development activities for our other product candidates and any future product candidates that we may develop or acquire, as well as for general and administrative costs. In addition, we may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into our products and product candidates or our research and development programs. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements such descriptions relate to. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Authorized Capital Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of preferred stock, without par value. As of August 14, 2013, there were 27,514,080 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Authorized but Unissued Capital Stock

Florida law does not require shareholder approval for any issuance of authorized shares other than in connection with certain mergers to which we may be a party. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Approval of an amendment of our articles of incorporation, a merger, a share exchange, a sale of all our property or dissolution must be approved by a majority of all votes entitled to be cast. Such votes may be cast in person or by proxy as provided in Article I Section 8 of our bylaws.

Distributions

Our Board of Directors, subject to any restrictions contained in (i) the Florida Business Corporation Act, or FBCA; or (ii) our amended and restated articles of incorporation, as amended, or Articles of Incorporation, may make distributions upon our securities. Distributions may be paid in cash, in property, or in our securities.

We have not declared or paid any distributions on our common stock. We presently intend to retain our future earnings, if any, to fund the development and growth of our business and, therefore, do not have plans to pay any dividends in the foreseeable future.

Other Rights

Upon our liquidation, dissolution or winding-up, after payment in full of our liabilities and the amounts required to be paid to holders of any outstanding shares of preferred stock, if any, all holders of our common stock will be entitled to receive a pro rata distribution of all of our assets and funds legally available for distribution.

No shares of our common stock are subject to redemption or have preemptive rights to purchase additional shares of our common stock or any of our other securities.

Preferred Stock

Our Board of Directors has the authority, without action by our shareholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. We do not have any shares of preferred stock either designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

The Board of Directors’ authority to issue preferred stock without shareholder approval could make it more difficult for a third-party to acquire control of our company, and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Options and Warrants

As of the date of this prospectus there were 644,343 options to acquire shares of our common stock outstanding at exercises prices between $1.20 and $17.00 under our 2012 Equity Incentive Plan and 2,659,711 shares were available for future grants under our 2012 Equity Incentive Plan. As of such date, we also have warrants outstanding to acquire an aggregate of 2,747,094 shares of our common stock at an exercise price ranging from $1.50 to $26.00. Holders of options and warrants do not have any of the rights or privileges of our shareholders, including voting rights, prior to exercise of the options and warrants. The number of shares of common stock for which these options and warrants are exercisable and the exercise price of these options and warrants are subject to proportional adjustment for stock splits and similar changes affecting our common stock. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants. Included in the number of our outstanding warrants are (i) warrants to acquire 571,169 shares of our common stock at an exercise price of $1.50 (constituting the warrants remaining after a portion of such warrants were exercised through a cashless exercise in January 2013) we issued to the placement agent in connection with the closing of our private placement on July 31, 2012 and (ii) warrants to acquire 2,170,925 shares of our common stock at an exercise price of $2.00 that were issued to the Koski Family Limited Partnership, pursuant to the terms of a Debt Exchange Agreement and a new Loan Agreement with the KFLP (which Loan Agreement was subsequently terminated in connection with our July 2012 Private Placement).

Contingent Share Issuance-Intrexon

On June 5, 2012, pursuant to the Stock Issuance Agreement between the Company and Intrexon Corporation (“Intrexon”), we issued to Intrexon 4,392,425 shares of our common stock as a technology access fee, in consideration for the execution and delivery of the Exclusive Channel Collaboration Agreement we simultaneously entered into with Intrexon.

Under the Stock Issuance Agreement, we also agreed to make certain payments to Intrexon upon our achievement of designated milestones in the form of shares of our Common Stock or at our option make a cash payment to Intrexon (based upon the fair market value of the shares otherwise required to be issues). The milestone events and amounts payable are as follows: (i) filing of the first Investigational New Drug application with the U.S. Food and Drug Administration that number of shares of common stock equal to the number of shares of common stock comprising 1.0% of the Base Shares ; (ii) upon the dosing of the first patient in the first Phase 2 clinical study, that number of shares equal to the number of shares of common stock comprising 1.5% of the Base Shares; (iii) upon the dosing of the first patient in the first Phase 3 clinical study, that number of shares of common stock equal to the number of shares of common stock comprising 2% of the Base Shares; (iv) upon the filing of the first New Drug Application (“NDA”) or Biologics License Application (“BLA”) with the U.S. Food and Drug Administration for a Company Product, or alternatively the filing of the first equivalent regulatory filing with a foreign regulatory agency, that number of shares of common stock equal to the number of shares of common stock comprising 2.5% of the Base Shares; and (v) upon the granting of the first regulatory approval of an Oragenics Product, that number of shares of common stock (equal to the number of shares of common stock comprising 3% of the Base Shares.

Base Shares is defined in the Stock Issuance Agreement to mean (i) the number of shares of our common stock together with any securities or instruments convertible or exercisable for shares of common stock issued and outstanding at the time of the relevant Milestone Event, (ii) minus any shares issuable upon conversion of capital inducement securities. Capital Inducement Securities is defined in the Stock Issuance Agreement to mean warrants or other convertible securities of the Company issued to investors in connection with a debt or equity investment in the Company that are issued in addition to the primary investment securities and in an amount not to exceed 10% of the overall number of shares issued in the investment (on an as-converted to common stock basis).

Equity Participation Right-Intrexon

Pursuant to the Stock issuance Agreement, Intrexon was also entitled, at its election, to participate in future securities offerings by us that constitute “qualified financings” and purchase securities equal to 30% of the number of shares of common stock or other securities sold in such offering (exclusive of Intrexon’s purchase). For this purpose, a “qualified financing” means a sale of common stock or equity securities convertible into common stock in a public or private offering, raising gross proceeds of at least $1,000,000, where the sale of shares is either registered under the Securities Act of 1933, as amended, at the time of issuance or we agree to register the resale of such shares. Intrexon waived its right to participate in the July 2012 Private Placement.

Registration Rights

Koski Family Limited Partnership (“KFLP”). Pursuant to the June 2009 Private Placement with the KFLP, we also agreed to provide the KFLP with certain registration rights in connection with any underwritten or other offering by us within five years of such agreement. We are required under the June 2009 Private Placement to register on behalf of KFLP 15% of the total number of shares being offered, except that in an underwritten public offering the inclusion of shares is subject to the discretion of the managing underwriter. The KFLP waived its registration rights in connection with the Company’s July 2012 Private Placement.

Intrexon Corporation. Pursuant to the Stock Issuance Agreement, we granted certain registration rights to Intrexon. The registration rights consisted of “piggyback registration” rights which permit Intrexon to participate in any firm commitment underwritten offering of securities by us, subject to underwriter cutbacks and lockups. In addition, we are precluded from granting registration rights in connection with a private placement unless (i) all shares held by Intrexon are, at the time of such private placement, included on a registration statement, or (ii) we agree, in connection with such private placement, to grant Intrexon the right to include on the registration statement a number of Intrexon’s Company shares equal to one half of the number of shares to be registered on behalf of the other holders or prospective holders. Intrexon waived its registration rights in connection with the Company’s July 2012 Private Placement.

Purchasers in July 2012 Private Placement. In connection with the closing of our July 2012 Private Placement (the “Offering”), the Company also entered into a registration rights agreement with the purchasers (the “Registration Rights Agreement”). The Registration Rights Agreement required that the Company file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within forty-five (45) days of the closing date of the Offering for the resale by the Purchasers of all of the Common Shares and all shares of Common Stock issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect thereto. We subsequently filed a Form S-1 Registration Statement (No. 333-183685) with the SEC which was declared effective by the SEC on September 26, 2012. We filed a post-effective amendment to the Registration Statement on April 23, 2013 on Form S-3 which was declared effective on May 2, 2013. Our obligations to the Purchasers in the Offering under the Registration Rights Agreement ceased on July 31, 2013, the one year anniversary of closing of the Offering and upon the availability of Rule 144 for resales by the purchasers without restriction (except for purchasers who are considered affiliates of the Company).

Certain Anti-Takeover Provisions

Florida Law

We are not subject to the statutory anti-takeover provisions under Florida law because in our articles of incorporation we have specifically elected to opt out of both the “control-share acquisitions” (F.S. 607.0902) and the “affiliated transactions” (F.S. 607.0901) statutes. Since these anti-takeover statutes do not apply to a corporation that has specifically elected to opt out of such provisions we would not be able to invoke the protection of such statutes in the event of a hostile takeover attempt.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. These provisions include

•	authorization of the issuance of “blank check” preferred stock that could be issued by our Board of Directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquiror;

•	the ability of the Board of Directors to amend the bylaws without shareholder approval;

•	vacancies on our board may only be filled by the remaining Directors and not our shareholders; and

•	requirements that only our Board, our President or holders of more than 10% of our shares can call a special meeting of shareholders.

These provisions in our articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which shareholders might otherwise receive a premium for their shares over their current prices. Such provisions could also limit the ability of shareholders to approve transactions that shareholders may deem to be in their best interests and could adversely affect the price of our common stock.

On September 24, 2010 the shareholders approved an amendment to our articles of incorporation to effect a 1-for-20 reverse stock split with an aggregate of 35,000,000 shares of capital stock consisting of 15,000,000 shares of common stock and 20,000,000 shares of preferred stock. On August 30, 2010 the shareholders approved an amendment to our articles of incorporation to increase the capital stock to an aggregate of 70,000,000 shares consisting of 50,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Listing of Common Stock

Our common stock is currently listed on the NYSE MKT under the trading symbol “OGEN.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, telephone: (212) 509-4000.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following description summarizes the material terms and provisions of the warrants and is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase common stock, the number of shares of common stock, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including: in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of Florida.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

Units

We may issue units consisting of any combination of our common stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Common Stock” and “Warrants” above, will apply to each unit and to each security included in each unit, respectively

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through one or more agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, dealers or agents participating in the offering, if any;

•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement will be agents or underwriters in connection with the securities offered by a prospectus supplement.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NYSE MKT, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement and include the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. Each prospectus supplement will set forth any commissions we pay for solicitation of these contracts. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the on the NYSE MKT. Any common stock will be listed on the NYSE MKT but any other securities may or may not be listed on a national securities exchange. We have no current plans for listing of the, warrants on any securities exchange or quotation system; any such listing with respect to any particular warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any agents and underwriters who are qualified market makers on the NYSE MKT may engage in passive market making transactions in the securities on the NYSE MKT in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Shumaker, Loop & Kendrick, LLP.

EXPERTS

The audited financial statements of Oragenics, Inc. as of December 31, 2012 and 2011, and for the two-year period ended December 31, 2012, included in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference in this prospectus have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report dated March 22, 2013, which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission (“SEC”). These filings contain important information which does not appear in this prospectus. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov. You may also obtain free copies of the documents that we file with the SEC by going to the Investors section of our website, www.oragenics.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC, excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 26, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 15, 2013 and for the quarter ended June 30, 2013 filed with the SEC on August 12, 2013;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 17, 2012;

•	Our Current Reports on Form 8-K, filed February 15, 2013, April 8, 2013 and April 23, 2013, and June 10, 2013.

•	The description of our common stock set forth in our registration statement on Form 8-A12B, filed April 8, 2013.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa, Florida 33634

Attention: Investor Relations

Phone: (813) 276-7900